FlexiInternational Software Introduces FlexiPortal(TM)

Remote Office Components Available With FlexiPortal

SHELTON, CT -- 05/11/2004 -- FlexiInternational Software, Inc. ("Flexi") (OTC BB: FLXI), announced today the availability of FlexiPortal, a web-based framework that will be used to launch its series of remote office components based on Microsoft's .Net technology.

FlexiPortal is a configurable, role based Internet portal that provides a single secure entry point for accessing any Internet enabled business activity. With a single sign-on, users can access any of an organization's Internet enabled applications including Flexi's series of Remote Office Components (ROC). These ROC's can be configured around business processes, corporate dashboards providing access to detailed financial information, self-service portals providing access to vendors or customers, or used by remote offices providing them access to key areas in the financial accounting system. All ROC's are integrated with the FlexiFinancials® Suite. So whether users are traveling on the road or working in a remote office, they will have immediate access to accounting data through a secure Internet connection, 24 hours a day, 7 days a week.

Flexi has released its first Remote Office Component, Reporting, which allows users the ability to perform real-time ad hoc reporting as they see fit. The Reporting component eliminates the need to email or download reports, providing instant access to financial data and increased control over user access. Flexi has integrated the Crystal Reports tool into its reporting component, which can provide comprehensive reporting capabilities for all corporate information, not just the financial applications. Additionally, reports can easily be customized to meet any user's requirements.

Soon, Flexi will release additional Remote Office Components including Inquiries, Payment Approvals, Check Distribution, Invoicing, Vouchering, Cash Receipt, Journal Processing, Requisitioning and Purchase Order Processing, which will allow a company to build the remote office solution most suitable for its business.

Flexi's Remote Office Components were developed utilizing .Net technology and an XML-based architecture that dynamically generates rich graphical user interfaces (GUI) through XML definitions. This provides the ability for complete customization of all data entry screens including labels, fields of information and more. The FlexiPortal was designed to support single sign-on capabilities and offers the same powerful security found in the FlexiFinancials Suite.

DH&W Accountsource, a Flexi finance and accounting outsourcing partner, employs the FlexiPortal Reporting Component to provide its clients remote access to their financial information which DH&W manages centrally for them. As a division of a CPA firm, DH&W Accountsource was initially concerned about the security of their clients' financial information; but after months of testing and utilizing the FlexiPortal, all concerns have been satisfied.

"Our clients use FlexiPortal to analyze financial statements, check account balances, view open payables lists, check registers, and other financial information. FlexiPortal has proven to be a very valuable tool to our customers, providing them the control they desire," said Audrie Langston, Manager for DH&W Accountsource. "As long as a client has access to the Internet, they are totally connected to their business information 24/7."

"We recognize that remote access and processing of financial data is an essential part of today's fast paced Internet economy," said Stefan R. Bothe, Chairman and Chief Executive Officer of FlexiInternational Software, Inc. "This type of access provides our customers and partners more flexibility and options to manage their financial data."

We are designing and testing additional Remote Office Components to include the following business functions ideally suited for a remote office environment:

--  Inquiry -- Online inquiries make it easy to access information.  Flexi would provide a series of standard inquiry screens, which could be used to quickly and easily access financial data. For example, the user could quickly look up the balance owed to a vendor and drill down to the details of what invoices are still open and which ones have been paid.
--  Payment Approvals -- The corporate office could process invoices and request payment approvals from remote offices or traveling managers without having to email them or call them. The remote user could drill down to the details of the payment and approve or disapprove it.
--  Check Distribution -- The user could quickly and easily produce a check that updates all of the accounting information instead of submitting a check request, cutting a manual check or using petty cash. The user could even produce a check for invoices that are already in the accounting system, provided the user has the proper security privileges.
--  Voucher Processing -- Remote offices would no longer need to mail, email or scan invoices to be paid. The users could quickly and easily enter accounts payable invoices into the accounting system so that they could be paid through normal payment processes.
--  Invoice Processing -- Customer invoices could quickly and easily be produced without having to wait for the corporate office to generate them, speeding up billing cycles and assuring a higher level of accuracy.
--  Cash Receipt -- Cash receipts could be processed and entered from remote offices so that Corporate has a more accurate view of cash instead of waiting for cash receipt information from the remote office.
--  Journal Processing -- Subsidiaries or remote offices would have control of their accounting system and could enter journals without having to wait for Corporate.
--  Requisitioning -- Users from anywhere in the world could enter purchase requisitions which would be instantly available to the procurement office for action.
--  Purchase Order Processing -- Purchase orders could be created and given to vendors instead of waiting for the purchase order from Corporate.
    Once a purchase order has been entered, it would become immediately available for receiving or payment depending upon the company's policy.
--  Receiving -- Remote offices could quickly receive items on a purchase order, even if the purchase order was not generated from the remote office.
    No longer would companies need to chase down the paperwork on what was received; this information would be available instantly.
--  Vendor Maintenance -- Through the flexible role structure and security in the system, a company could set up vendor self-service capabilities so vendors could modify or change their payment or mailing address.
    Additionally, remote offices could set up new vendors or modify existing vendor information.
--  Customer Maintenance -- Through the flexible role structure and security in the system, a company could set up customer self-service capabilities so customers could modify or change their billing or mailing address. Additionally, remote offices could set up new customers or modify existing customer information.
About FlexiInternational Software

FlexiInternational Software, Inc., headquartered in Shelton, CT, with operations in the US and UK, is a leading provider of financial and accounting software and services. The FlexiFinancials Enterprise Suite provides Accounting Solutions That Power Business™ consisting of a full range of accounting, financial management and data warehouse applications that offer efficient processing and analysis of enterprise financial data. Flexi's products and business process outsourcing services are sold directly and through OEM relationships and other partnerships. The Flexi Industry Partnership (FIP) program offers software vendors the opportunity to private label the Flexi applications or components and integrate them with their vertical market solutions. The Flexi Outsourcing Partner (FOP) lets business process outsourcing companies utilize the Flexi solution to provide finance and accounting outsourcing services. Flexi partners benefit from Flexi's accounting software expertise, ongoing support and flexible business model while Flexi benefits from a broader access to key vertical markets. Flexi has partners and clients in various industries including healthcare, insurance, banking and retail. Additional information is available at http://www.flexi.com/.

About DH&W

DH&W Accountsource is a division of Donaldson, Holman & West, P.C., a firm of certified public accountants and business consultants located in Birmingham, Alabama. The firm offers a broad range of traditional services in the areas of auditing, accounting, tax, and business financial consulting, in addition to the business process outsourcing services offered by DH&W Accountsource. For more information, visit www.dhwcpa.com.

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "anticipated," "expected" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new products, and general economic and industry conditions, as well as other risks included in the Company's reports as filed with the Securities and Exchange Commission. FlexiInternational Software, Inc. assumes no obligation to update the information contained in this press release.

Flexi®, the Flexi logo and FlexiFinancials® are registered trademarks of FlexiInternational Software, Inc. FlexiPortal™ and Accounting Solutions That Power Business™ are trademarks of FlexiInternational Software, Inc. All other trademarks or trade names referred to in this press release are the property of their respective owners.

Contact:
Gina L. Natalino
Company: FlexiInternational Software, Inc.
Title: Marketing Communications
Phone: 239-949-1700
E-Mail: marketing@flexi.com
URL: www.flexi.com